                    TO BE COMPLETED BY ALL TENDERING HOLDERS
                              (SEE INSTRUCTION 4)

                           PAYOR'S NAME: ASHLAND INC.               EXHIBIT 99.5



                        PART 1--PLEASE PROVIDE YOUR
 SUBSTITUTE             TIN IN THE BOX AT RIGHT AND    TIN:
 FORM W-9               CERTIFY BY SIGNING AND             -------------------
                        DATING BELOW.                      Social Security
                        PART 2--TIN Applied For [_]         Number(s) or

 DEPARTMENT OF         --------------------------------------------------------
 THE TREASURY           CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY
 INTERNAL               THAT:
 REVENUE                                               Employer Identification
 SERVICE                                                      Number(s)
                        (1) the number shown on this form is my correct
                            Taxpayer Identification Number (or I am waiting
                            for a number to be issued to me),
                       --------------------------------------------------------
                        (2) I am not subject to backup withholding because:
                            (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

 PAYER'S
 REQUEST FOR
 TAXPAYER IDENTIFICATION
 NUMBER ("TIN")
 AND
 CERTIFICATION
                        (3) any other information provided on this form is
                            true and correct.

                        SIGNATURE: ___________________   DATE: _______________

--------------------------------------------------------------------------------
 You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns and you have not been notified by the IRS that you are no longer subject to backup withholding.


           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                   THE BOX IN PART 2 OF SUBSTITUTE FORM W-9.


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 31 percent of all reportable payments made to me thereafter will be withheld until I provide a number.

  ________________________________________________   __________________________
                     Signature                                Date

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------        -----------------------------------


                            GIVE THE
                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
--------------------------------------------
1. An individual's account  The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Husband and wife (joint  The actual owner
   account)                 of the account
                            or, if joint
                            funds, either
                            person(1)
4. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint   The adult or, if
   account)                 the minor is the
                            only
                            contributor, the
                            minor(1)
6. Account in the name of   The ward, minor,
   guardian or committee    or incompetent
   for a designated ward,   person(3)
   minor, or incompetent
   person
7.a. The usual revocable    The grantor-
     savings trust account  trustee(1)
     (grantor is also
     trustee)
b. So-called trust account  The actual
   that is not a legal or   owner(1)
   valid trust under State
   law
--------------------------------------------

                             GIVE THE EMPLOYER
                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:    NUMBER OF--
                                           ---
 8. Sole proprietorship      The owner(4)
    account
 9. A valid trust, estate,   The legal entity
    or pension trust         (do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title.)(5)
10. Corporate account        The corporation
11. Religious, charitable,   The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club, or    The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a State or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                           ---

(1) List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(7).
 . The United States or any agency or instrumentalities.
 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Section 404(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under
   Section 852 of the Code).
 . Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
 . Payments on tax-free covenant bonds under Section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 . Mortgage interest paid to you.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050(A) of the Code and the regulations promulgated thereunder. PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION
 CONTACT YOUR TAX CONSULTANT OR
 THE INTERNAL REVENUE SERVICE.